Exhibit 99.1

BioTime, Inc.’s Subsidiary, Embryome Sciences, Inc., Licenses Virus-Free iPS and Embryonic Stem Cell Differentiation Technology

ALAMEDA, Calif.--(BUSINESS WIRE)--Embryome Sciences, Inc., a wholly owned subsidiary of BioTime, Inc. (OTCBB:BTIM), announced today the license of a portfolio of patents and patent applications from Advanced Cell Technology, Inc. (“ACT”) relating to induced pluripotent stem cells (“iPS”) and embryonic stem cell differentiation technology. The license is for the commercialization of products in human therapeutic and diagnostic product markets.

The technology licensed by Embryome Sciences covers methods for the transformation of cells of the human body, such as skin cells, into an embryonic and pluripotent state. Pluripotent means that the cells have the potential to become any kind of cell found in the human body. Because this iPS technology does not involve human embryos or egg cells, and classical cloning techniques are not employed, the use of iPS technology may eliminate ethical concerns that have been raised in connection with the procurement and use of human embryonic stem cells in scientific research and product development. This type of cell derivation may also prove to be more practical for the commercial production of stem cell products than previous methods.

Speaking on the subject of iPS technology in his 2008 State of the Union Address, President Bush said, “This breakthrough has the potential to move us beyond the divisive debates of the past by extending the frontiers of medicine without the destruction of human life. So we are expanding funding for this type of ethical medical research.”

The portfolio of patents and patent applications licensed by Embryome Sciences covers methods to produce iPS cells that do not carry the viral vectors or added genes. Other iPS technology, currently being practiced by other researchers, utilizes viruses and genes that are likely incompatible with human therapeutic uses. Embryome Sciences believes that technologies that facilitate the reprogramming of human cells to iPS cells without using these viruses could be advantageous in the development of human stem cell products for use in medicine and are, therefore, important advancements in the field.

Sublicensed from ACT for all human therapeutic and diagnostic applications are US patent application numbers 10/032,191, titled “Methods for cloning mammals using reprogrammed donor chromatin or donor cells,” and 10/910,156, “Methods for altering cell fate.” These patent applications relate to technology to alter the state of a cell, such as a human skin cell, by exposing the cell’s DNA to the cytoplasm of another reprogramming cell with differing properties. In a second series of patent applications licensed nonexclusively from ACT for use in commercializing the previously-mentioned patents are technologies for the use of reprogramming cells that overexpress RNAs for the genes OCT4, SOX2, NANOG, cMYC, LIN28, and other factors known to be useful in iPS technology (PCT/US2006/030632), methods of resetting cell lifespan by extending the length of telomeres (10/790,640 and 11/079,930), the use of the cytoplasm of undifferentiated cells to reprogram human cells (PCT/US2000/018063), the use of hemizygous HLA O- stem cells for blood and other cell banking (PCT/US2006/040985), methods of screening for differentiation agents (PCT/US02/26945), and stem cell-derived endothelial cells modified to disrupt tumor angiogenesis (11/228,549).

“These technologies, when combined with our existing intellectual property, give us a path to create patient-specific stem cells of any kind without the difficulties of current iPS approaches,” said Michael D. West, Ph.D., CEO of BioTime and Embryome Sciences. “Our license of the iPS technology adds to our portfolio of in-licensed embryonic stem cell patent licenses that includes the core technology from the Wisconsin Alumni Research Foundation (WARF), and other technology sublicensed from Lifeline Cell Technology, LLC and Advanced Cell Technology, Inc. We plan to use the newly-acquired technologies in developing and marketing additional near-term stem cell products.”

The license package also includes US application #11/025,893, titled “Method of differentiation of morula or inner cell mass cells and method of making lineage-defective embryonic stem cells” that contains technology useful in producing embryonic progenitor cells without the utilization of embryonic stem cell lines. In addition, US application #s 11/028,345, 11/211,174 and 11/478,780, called “Novel culture systems for ex vivo development,” contains technology for utilizing avian cells in the production of stem cell products free of viruses and bacteria. These patent applications were licensed to Embryome Sciences exclusively for all applications other than drug testing, commercial research use, and use in the diagnosis or treatment of human diabetes, liver diseases, retinal diseases and retinal degenerative diseases, which are covered by a license from ACT to Lifeline Cell Technology, LLC (“Lifeline”). Embryome Sciences and Lifeline are already parties to an agreement for the production of commercial research products, which may include products using this technology.

Embryome Sciences is presently marketing cell growth media called ESpanTM in collaboration with Lifeline. These growth media are designed for the culturing of human embryonic progenitor cells. Additional new products that Embryome Sciences has targeted for development are ESpyTM cell lines, which will be derivatives of human embryonic stem cells that send beacons of light in response to the activation of particular genes. The ESpy™ cell lines will be developed in conjunction with Lifeline using ACTCellerate™ technology licensed from ACT and other technology sublicensed from Lifeline. Embryome Sciences also plans to bring to market new growth and differentiation factors that will permit researchers to manufacture specific cell types from embryonic stem cells, and purification tools useful to researchers in quality control of products for regenerative medicine.

About BioTime, Inc. (BTIM.OB):

BioTime, headquartered in Alameda, California, develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product Hextend is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.

BioTime has recently entered the field of regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. where it plans to develop new medical and research products using embryonic stem cell technology. Additional information about BioTime can be found on the web at www.biotimeinc.com. Hextend®, PentaLyte®, HetaCool®, EmbryomicsTM, ESpyTM, and ESpanTM, are trademarks of BioTime, Inc.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390
jsegall@biotimemail.com